EXHIBIT 24.1

POWER OF ATTORNEY

The officers and directors whose signatures appear below hereby constitute Archie M. Brown, Jr. or James M. Anderson, either one of whom may act, as their true and lawful attorneys-in-fact, with full power to sign on their behalf individually and in each capacity stated below and to file the registration statement on Form S-8 all amendments and post-effective amendments to such registration statement, making such changes in such registration statement as the registrant deems necessary and appropriate, and generally to do all things in their names in their capacities as officers and directors to enable the registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

NAME AND SIGNATURE	TITLE	DATE

/s/ Archie M. Brown, Jr.	President, Chief Executive Officer,	February 22, 2011
Archie M. Brown, Jr.	and a Director (Principal Executive
Officer)

/s/ James M. Anderson	Senior Vice President and Chief	February 22, 2011
James M. Anderson	Financial Officer (Principal
Financial Officer)

/s/ William G. Barron	Director	February 22, 2011
William G. Barron

/s/ Brian J. Crall	Director	February 22, 2011
Brian J. Crall

/s/ Philip A. Frantz	Director	February 22, 2011
Philip A. Frantz

/s/ Rick S. Hartman	Director	February 22, 2011
Rick S. Hartman

/s/ D.J. Hines	Director	February 22, 2011
D. J. Hines

/s/ Robert E. Hoptry	Chairman of the Board of Directors	February 22, 2011
Robert E. Hoptry

/s/ Thomas M. O’Brien	Director	February 22, 2011
Thomas M. O’Brien